Q&A: Q2 FY2004


1. What are the major items affecting the comparability of Q2 FY04 diluted EPS of $0.51 with the Q2 FY03 diluted EPS of $0.44?

o Second quarter fiscal 2004 diluted EPS of $0.51 includes $0.04 charge related to the discontinued operations of United Agri Products.

o Second quarter fiscal 2003 diluted EPS of $0.44 includes $0.03 of expense related to divesting the fresh beef and pork business. Those expenses were included as part of Selling General & Administrative expenses last year.

2. What were the major items affecting overall sales comparability for the quarter?

     Prior year sales included:

          o    $506  million  from  fresh  beef  &  pork  operations   (divested
               September 2002)
          o $154 million from canned seafood and commodity cheese operations (divested May 2003).

3.   In terms of brand sales, what were some examples of growth for the quarter?

     Banquet
     Chef Boyardee
     Egg Beaters
     Hebrew National
     Hunt's
     Kid Cuisine
     Marie Callender's,
     Orville Redenbacher's
     PAM
     Reddi-wip
     Slim Jim
     Snack Pack
     Wesson

4. In terms of brand sales, what were some examples of declines for the quarter?

     ACT II
     Armour
     Blue Bonnet
     Butterball
     Eckrich
     Healthy Choice
     Parkay
     Swiss Miss

5. What were Packaged Foods sales and volume changes for the quarter, excluding divested businesses?

     Packaged Foods sales increased 3%.
     (See Question #6 below for a reconciliation to segment sales)

     Volume was down 1%.

6. Packaged Foods sales and operating profit posted year-over-year growth for the second quarter when certain adjustments are taken into consideration. What are those adjustments?

     o Sales: As reported, sales in the second quarter of fiscal 2004 were down 2% compared to last year. In the second quarter of last fiscal year there were $154 million of sales from operations, which were later divested. After adjusting for this, current quarter sales increased 3% over the prior year amounts.

     o Operating Profit: As reported, operating profits in the second quarter of fiscal 2004 were down 3% compared to last year. In the second quarter of last fiscal year there were $15 million of operating profits from operations, which were later divested. Also, there were $7 million of expenses in the current quarter related to implementing cost saving initiatives. After adjusting for these items, current quarter operating profits were 2% higher than prior year amounts.

7. How much was total Depreciation and Amortization (all types) for the quarter? Note: These amounts do not contain results for chicken operations and UAP, which are now considered discontinued operations.

     Approximately $88 million (vs. $94 million in Q2 2003).

          $87 million of depreciation (vs. $92 million in Q2 2003) $1 million of other amort. (vs. $2 million in Q2 2003)

8. How much was total Depreciation and Amortization (all types) fiscal year-to-date? Note: These amounts do not contain results for chicken operations and UAP, which are now considered discontinued operations.

     Approximately $174 million (vs. $196 million through Q2 2003).

          $172 million of depreciation (vs. $193 million through Q2 2003) $2 million of other amort. (vs. $3 million through Q2 2003)

9. How much were Capital Expenditures for the quarter? Note: These amounts do not contain results for chicken operations and UAP, which are now considered discontinued operations.

     Approximately $80 million (vs. $85 million in Q2 2003).

10. How much were Capital Expenditures fiscal year-to-date? Note: These amounts do not contain results for chicken operations and UAP, which are now considered discontinued operations.

     Approximately $158 million (vs. $172 million through Q2 2003).

11.  What was the net interest expense for the quarter?

     $68 million.

12.  What was the net interest expense fiscal year-to-date?

     $134 million.

13. What is included in the company's net debt at the end of the quarter (in millions)?

                                                       Q2FY04           Q2FY03
     Total Debt* & Subsidiary Preferred Securities     $5,571           $6,591
     Less: Cash On Hand**                              $  831           $   26
                                                      --------         --------

     Total                                             $4,740           $6,565

     * Total debt = short-term debt, long-term debt, and subordinated debt
     ** Includes approximately $805 million of divestiture proceeds receivable, which were received one day after quarter end.

14.  What was Corporate Expense for the quarter?

     Approximately $79 million (vs. approximately $119 million in Q2 2003).

15.  What was Corporate Expense for the fiscal-year-to-date?

     Approximately  $171 million  (vs.  approximately  $185  million  through Q2
     2003).

16.  How much did you pay in dividends during the quarter?

     $131 million.

17.  How much did you pay in dividends fiscal year-to-date?

     $262 million.

18. What was the weighted average number of diluted shares outstanding for the quarter?

     531.8 million shares.

19.  What was the approximate effective tax rate for the quarter (rounded)?

     35%

20. What were the gross margins and operating margins this quarter ($ amounts in millions, rounded)?

     Gross Margin = Gross Profit* divided by Sales
     Gross Margin = $908/$3,873 = 23.4%

     Operating Margin = Segment Operating Profit** divided by Sales Operating Margin = $501/$3,873 = 12.9%

     * Gross Profit equals Sales - Costs of Goods Sold ($3,873 - $2,965 = $908)

     **See second quarter  segment  operating  results for a  reconciliation  of
     operating  profit  to  income  from  continuing   operations.   Income  for
     Continuing Operations divided by Sales = $370/$3,873 = 9.6%.

21. What was the trade working capital position at quarter end, excluding amounts for discontinued operations?

     Trade working capital is defined as the net position of Accounts Receivable + Inventory less Current Operating Liabilities (Accounts Payable, Accrued Expenses, and Advances on Sales).

                                          Q2FY04            Q2FY03
         Accounts Receivable              $1,150            $1,120
         Inventory                        $3,235            $3,284
         Less: Accounts Payable           $1,221            $1,128
         Less: Accrued Expenses           $1,531            $1,494
         Less: Advances on Sales          $  226            $  153

         Net Position                     $1,407            $1,629

22. What is the estimate of the effective tax rate for the remaining quarters of fiscal 2004?

     Approximately 36.5%.

23.  What are projected Capital Expenditures for fiscal 2004?

     $325-$350 million

24.  What is the expected net interest expense for fiscal 2004?

     Approximately $260 million

25. UAP has historically reported on a three-month time lag. This release therefore includes results for UAP for the three-month period ending last August. How are the UAP results for the three months ending in November (which would normally be reported next quarter given the lag) reflected, given that that operation has now been sold?

     UAP's results for the three months ending last August are included in the current quarter's results from discontinued operations since UAP is now classified as discontinued operations. Results for the three months ending November, which were a loss of approximately $22 million after tax and which would normally be reported next quarter, have been recorded directly to retained earnings.

26. The company refers to cost saving and operating improvement initiatives that have started and which will continue over the next several quarters. Does the company have any additional comments on that?

     o As part of efforts to improve the company's cost structure, margins, and competitive position, the company is currently implementing a series of initiatives that will better align and utilize the company's collective resources.
     o Implementing these initiatives started in the current quarter, and is expected to continue for the next few quarters. Theses initiatives include:
          >>   Elimination of duplicative costs and overhead
          >>   Consolidation of selected plants and support functions
          >>   Efforts to streamline and improve our ability to do business with our customers, distributors and brokers
          >>   Realignment of business organizations
     o Implementing these initiatives results in costs. In the current quarter, such costs were approximately $0.01 per share, and are included in the operating results for the Packaged Foods and Food Ingredients segments. For the remainder of fiscal 2004, those costs are expected to be $0.05 - $0.10 per share; these initiatives are expected to be more than offset by cost savings in the future.
     o The company expects to incur additional costs, and to subsequently realize cost savings greater than those additional costs, in future years as it gradually implements these initiatives.

27.  Why has there been a change to historical segment classifications?

     Recently the company sold essentially all of UAP, its crop inputs distribution business. The company reclassified the Agricultural Products segment as discontinued operations. Therefore, historical results have been changed to reflect this move.

     Overall current and historical diluted EPS does not change as a result of the classification changes.

28. What are the revisions to historical segment results as a result of the classification change that took place this quarter?

     Please see the attached tables--one shows segment information, the other shows the entire P/L information.

                              ConAgra Foods, Inc.
                       Segment Operating Results: Q2 FY04
                              ($USD, in Millions)

-----------------------------------------------------------------------------------------------------------------------------
                                                   FY 2003                                        FY 2004
-----------------------------------------------------------------------------------------------------------------------------
                                   Q1 FY03     Q2 FY03    Q3 FY03     Q4 FY03      Total          Q1 FY04
-----------------------------------------------------------------------------------------------------------------------------
Segment Sales
-------------
    Packaged Foods                 $2,889.0    $3,294.9   $3,009.3    $3,072.9   $12,266.1       $ 2,721.4
    Food Ingredients                  590.7       649.5      605.0       614.3     2,459.5           574.2
    Meat Processing                 1,962.3       506.4          -           -     2,468.7               -
    Agricultural Products                 -           -          -           -           -               -
-----------------------------------------------------------------------------------------------------------------------------
        Total                       5,442.0     4,450.8    3,614.3     3,687.2    17,194.3         3,295.6

Segment Operating Profit
------------------------
    Packaged Foods                    353.1       455.9      415.5       417.9     1,642.4           284.0
    Food Ingredients                   38.6        47.1       29.8        18.5       134.0            30.7
    Meat Processing                    46.2         2.8        0.7        49.7        99.4               -
    Agricultural Products                 -           -          -           -           -               -
-----------------------------------------------------------------------------------------------------------------------------
        Total                         437.9       505.8      446.0       486.1     1,875.8           314.7

Reconciliation of total operating profit to income from continuing operations before income tax and cumulative effect of changes in accounting

Items excluded from segment operating profit:
---------------------------------------------
    General and corporate expense      66.4       118.6       88.7       132.9       406.6           91.8
    Interest expense, net              83.0        70.0       63.6        58.7       275.3           65.7
    Equity method investment earnings   7.9         7.4       11.8        10.0        37.1           11.2
    Goodwill Amortization                 -           -          -           -           -              -
-----------------------------------------------------------------------------------------------------------------------------
Income from continuing operations
before income tax and cumulative
effect of changes in accounting     $ 296.4     $ 324.6    $ 305.5     $ 304.5   $ 1,231.0        $ 168.4


Segment operating profit excludes general corporate expense, equity method investment earnings, goodwill and net interest expense. Management believes such expenses are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of reults of segments operations.

                               CONAGRA FOODS, INC.
 Income Statement for FY04, FY03 - Reclassified to reflect discontinued operations
                               ($USD, in millions)
-----------------------------------------------------------------------------------------------------------------------------------
                                                               FY 2003                                              FY 2004
-----------------------------------------------------------------------------------------------------------------------------------
                                        Q1 FY03       Q2 FY03       Q3 FY03       Q4 FY03       Total FY 03         Q1 FY04
-----------------------------------------------------------------------------------------------------------------------------------
Net sales                               $5,442.0      $4,450.8      $3,614.3      $3,687.2       $ 17,194.3         $3,295.6
-----------------------------------------------------------------------------------------------------------------------------------

Costs and expenses
   Costs of goods sold                   4,600.9       3,529.4       2,774.4       2,872.3         13,777.0          2,600.7
   SG&A expenses                           469.6         534.2         482.6         461.7          1,948.1            472.0
   Interest expenses, net                   83.0          70.0          63.6          58.7            275.3             65.7
-----------------------------------------------------------------------------------------------------------------------------------
                                         5,153.5       4,133.6       3,320.6       3,392.7         16,000.4          3,138.4
Equity method investment earnings            7.9           7.4          11.8          10.0             37.1             11.2
-----------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before
    income taxes and cumulative effect of
    changes in accounting                  296.4         324.6         305.5         304.5          1,231.0            168.4

Income tax expense (benefit)               108.5         116.2         105.2          88.8            418.7             (0.4)
-----------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before   187.9         208.4         200.3         215.7            812.3            168.8
cumulative effect of changes in accounting

Income (loss) from discontinued operations  35.8          27.4         (39.3)        (65.3)           (41.4)            37.8

Income before cumulative effect of
    changes in accounting                  223.7         235.8         161.0         150.4            770.9            206.6
Cumulative effect of changes in accounting   3.9             -             -             -              3.9            (11.7)
-----------------------------------------------------------------------------------------------------------------------------------
Net income                               $ 227.6       $ 235.8       $ 161.0       $ 150.4          $ 774.8          $ 194.9
-----------------------------------------------------------------------------------------------------------------------------------